                                                                     EXHIBIT 1.1
                                                                 to S-11 and S-3






                             Delphi Properties, Inc.


                            (A Maryland corporation)

                                12,000,000 Shares

                           Non-Cumulative Exchangeable

                               Perpetual Series A

                              Preferred Securities



                               PURCHASE AGREEMENT














                            Dated [___________], 2003


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             DELPHI PROPERTIES, INC.
                            (a Maryland corporation)
                                12,000,000 Shares
      Non-cumulative Exchangeable Perpetual Series A Preferred Securities
              (liquidation preference $25 per share) exchangeable
                         in specified circumstances into
                 Series AA Preferred Stock of Delphi Corporation


                               PURCHASE AGREEMENT

                                                            [____________], 2003



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
  as Representative of the several Underwriters
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Delphi Properties, Inc., a Maryland corporation (the "Company"), and Delphi Corporation, a Delaware corporation ("Delphi" and, together with the Company, the "Delphi Parties") each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's [_]% Non-cumulative Exchangeable Perpetual Series A Preferred Securities set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 1,800,000 additional shares of such preferred stock to cover overallotments, if any. The aforesaid 12,000,000 shares of preferred stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,800,000 shares of preferred stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

         The Delphi Parties and Delphi Properties Holdings, LLC, a Maryland limited liability company ("Holdings") have filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-11 and Form S-3 (Nos. 333-[___], 333-[___] and 333-[___]), including the related preliminary prospectus, covering the registration of the Securities and the Series AA preferred stock of Delphi (the "Delphi Securities") into which the Securities will be automatically exchanged upon the occurrence of an exchange event (as described in the registration statements) under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Delphi


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Parties will prepare and file a prospectus in accordance with the provisions of
Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form furnished to the Underwriters for use in confirming sales of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Delphi Parties. Each of the Delphi Parties severally and jointly represents and warrants to each Underwriter as of the date hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(B) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for that purpose are pending or, to the knowledge of either of the Delphi Parties, are threatened by the Commission.

                  At the respective times the Registration Statement, any Rule 462(B) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not


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         misleading. Neither the Prospectus nor any amendments or supplements thereto, as of the date each bears and at the Closing Time and, if any Option Securities are purchased, at the Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus (as amended or supplemented) based upon and in conformity with written information furnished to the Company by the Representative or any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable.

                  (iii) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement are independent public accountants of the Delphi Parties and their subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The balance sheet included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiary as of the date indicated; said balance sheet has been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Delphi and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Delphi and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates of the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of Delphi, together with its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by Delphi or the Company or any of



                                       3


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         their respective subsidiaries, other than those in the ordinary course of business, which would result in a Material Adverse Effect, and (C) except for regular quarterly dividends on Delphi's Common Stock, par value $0.01 per share in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by either Delphi Party on any class of its capital stock.

                  (vi) Good Standing of the Delphi Parties. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                       Delphi has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and Delphi is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of Delphi and the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the subsidiaries owning a property (each, a "Property") that will secure the mortgage notes to be issued by Delphi to the Company (the "Mortgage Notes"), to own such Property, and is duly qualified as a foreign company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Delphi or the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of Delphi are (A) the Subsidiaries listed on Schedule C hereto and (B) certain other subsidiaries, each of which is not a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. Holdings is the only Subsidiary of the Company.

                  (viii) Capitalization of the Delphi Parties. The authorized, issued and outstanding capital stock of the Company is, in all material respects, as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement.) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.


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                       The authorized, issued and outstanding capital stock
         of Delphi is, in all material respects, as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to the exercise of options referred to in the Prospectus). The shares of issued and outstanding capital stock of Delphi have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of Delphi was issued in violation of the preemptive or other similar rights of any securityholder of Delphi.

                  (ix) Authorization of Agreement and Transaction Documents. Each of this Agreement and the contribution and loan agreement to be entered into by and between the Delphi Parties as of [___], 2003 (the "Contribution and Loan Agreement") has been duly authorized, and when executed and delivered by each of the Delphi Parties, as applicable and, in the case of the Contribution and Loan Agreement, will constitute a valid and binding obligation of the Delphi Parties enforceable in accordance with its terms; the Mortgage Notes, the Holdings operating agreement between the Company and Delphi, the Series A preferred stock exchange agreement between the Company and Delphi, the management and servicing agreement between the Company and Delphi, and the deeds of trust, security agreements, assignments of rents and fixture filings relating to each of the Properties (together with the Contribution and Loan Agreement, the "Transaction Documents") have each been duly authorized and, upon execution and delivery by the Delphi Parties and the subsidiaries of Delphi who are parties thereto as contemplated by the Prospectus, will be valid and binding obligations of the Delphi Parties and the Delphi subsidiaries that are parties thereto, including Holdings, enforceable in accordance with their terms.

                  (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform to the statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) Authorization and Description of the Delphi Securities. The Delphi Securities conform to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. The Delphi Securities have been duly authorized and reserved for issuance and when issued upon the occurrence of an exchange event will be validly issued and fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such event will not be subject to the preemptive or other similar rights of any security holder of Delphi.

                  (xii) Absence of Defaults and Conflicts. Neither the Company nor Delphi or any of their subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or Delphi or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or Delphi or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance



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         of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Delphi Parties with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Delphi or any subsidiary pursuant to, the Agreements and Instruments (except for the liens and encumbrances to be created pursuant to the Contribution and Loan Agreement and such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or Delphi or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or Delphi or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Delphi or any subsidiary.

                  (xiii) Absence of Labor Dispute. Except as disclosed in the documents Delphi has filed with the Commission pursuant to the 1934 Act and except for disputes occurring in the ordinary course of business, no labor dispute with the employees of Delphi or any of its Subsidiaries exists or, to Delphi's knowledge, is imminent, and Delphi is not aware of any existing or imminent labor disturbance by Delphi's or any of its Subsidiaries' employees which would result in a Material Adverse Effect.

                  (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Delphi Parties of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of the Delphi Securities upon the occurrence of an exchange event, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xv) Possession of Licenses and Permits. Delphi is not aware of any failure by Delphi and its subsidiaries to possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, as would result in a Material Adverse Effect; Delphi is not aware of any failure by Delphi and its subsidiaries to be in material compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, in the aggregate, result in a Material Adverse Effect; Delphi is not aware of any failure of the Governmental Licenses to be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, in the aggregate, result in a Material Adverse Effect; and neither Delphi nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.


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                  (xvi) Title to Property. To Delphi's knowledge, (A) Delphi and its subsidiaries have good and marketable title to all real property owned by Delphi and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) will not, in the aggregate, result in a Material Adverse Effect; and, (B) all of the leases and subleases material to the business of Delphi and its subsidiaries, considered as one enterprise, are in full force and effect, and neither Delphi nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Delphi or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of Delphi or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, in each case which could reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Title to Mortgage Notes. After the consummation of the transactions contemplated by the Contribution and Loan Agreement the Company will have good and marketable title to the Mortgage Notes free and clear of all pledges, liens, security interests, claims, restrictions, encumbrances or defects of any kind.

                  (xviii)  Properties.

                           (A) The Properties conform in all material respects
                  to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (B) No condemnation proceeding involving any of the
                  Properties or any portion thereof or parking facility used in connection therewith has been commenced or, to the knowledge of Delphi or the Company, is contemplated by any governmental authority, nor has any portion of any of the Properties or any parking facility used in connection therewith been materially damaged due to fire or other casualty which would result in a Material Adverse Effect; and each Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewerage facilities and means of access to and from public streets or highways for the purposes for which it is being used.

                           (C) Delphi is not aware that any of the Properties is
                  being operated in violation of any law, rule or regulation or determination of any court or other governmental authority (a "Requirement of Law") or any building permits, restrictions of record, or any agreement affecting any such Property or part thereof, or any judgment, decree or order applicable to such Property which would result in a Material Adverse Effect.

                           (D) Delphi currently maintains in full force and
                  effect and with responsible and reputable insurance companies
                  (i) a customary All Risk insurance policy for each mortgaged property for the full replacement cost of such mortgaged property and (ii) a commercial general liability insurance policy for each mortgaged property in an amount customary for the industry.

                           (E) There are no ground leases from Delphi or any of
                  its subsidiaries affecting any of the mortgaged properties.

                  (xix) Investment Company Act. Neither the Company nor Delphi is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be required, to register as an



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         "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement, as amended or supplemented or through information incorporated by reference, and except as would not result in a Material Adverse Effect, (A) neither Delphi nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and (B) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Delphi or any of its Subsidiaries.

                  (xxi) Insurance. Delphi and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

                  (xxii) Taxes. The Delphi Parties have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Material Adverse Effect.

                  (xxiii) REIT Qualification. Commencing with the Closing Time, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and, following the payment of the "earnings and profits" distribution contemplated by the Prospectus, will have no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(3)(B) of the Code, and the proposed method of operation of the Company will enable the Company to meet the requirements for taxation as a REIT under the Code beginning with its taxable year ending December 31, 2003 and for its subsequent taxable years. All statements in the Prospectus regarding the Company's qualification as a REIT are true, complete and correct in all material respects.

                  (xxiv) ERISA. Neither of the Delphi Parties nor any trade or business (whether or not incorporated) that would be treated together with either of the Delphi Parties as a single employer under Title IV of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Affiliate"), has incurred, or reasonably expects to incur, any material liability with respect to any employee benefit plan which is subject to Title IV of ERISA, except as disclosed in the Prospectus; and any such employee benefit plan in which employees of any of the Delphi Parties or any ERISA Affiliate are eligible to participate is in compliance in all material respects with the presently applicable provisions of ERISA and the Code and regulations and published interpretations thereunder.

                  (xxv) Payment of Dividends. No subsidiary of Delphi or the Company is currently prohibited, directly or indirectly, from paying any dividends to Delphi or the Company, from making any other distribution on such subsidiary's capital stock, from repaying to Delphi or the Company, respectively, any loans or advances to such subsidiary from Delphi, or from transferring any of such subsidiary's property or assets to Delphi or any other subsidiary of Delphi, as the case may be.

                  (xxvi) Internal Accounting Controls. Delphi and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvii) Disclosure Controls. Each of the Delphi Parties has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures (A) are designed to ensure that material information relating to such Delphi Party, including its consolidated subsidiaries, is made known to such Delphi Party's Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) in the case of Delphi, have been evaluated for effectiveness as of a date within 90 days prior to the filing of Delphi's most recent annual or quarterly report filed with the Commission, and (C) are effective to perform the functions for which they were established; Delphi's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect Delphi's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in Delphi's internal controls; any material weaknesses in internal controls have been identified for Delphi's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (xxviii) Loans to Directors or Executive Officers. Delphi has provided the Underwriters true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by Delphi to any director or executive officer of Delphi, or to any family member or affiliate of any director or executive officer of Delphi; and since July 30, 2002, Delphi has not, directly or indirectly, including through any subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of Delphi, or to or for any family member or affiliate of any director or executive officer of Delphi or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of Delphi, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

                  (xxix) Offer and Sale of the Securities. The Company and Delphi have not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, they will not distribute any offering materials in connection with the offering and sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or Delphi delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or Delphi, respectively, to each Underwriter as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,800,000 shares of the Company's [_]% Non-cumulative Exchangeable Perpetual Series A Preferred Securities at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Commission. Upon the payment of the purchase price for the Securities, the Company agrees to pay to Merrill Lynch, for the accounts of the several Underwriters, a commission set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

         (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006-1470, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the

Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (e) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Delphi Parties. Each of the Delphi Parties jointly and severally covenants with each Underwriter as follows:

                  (a) Filing of Amendments. The Delphi Parties will give the Representative notice of their intention to file or prepare any amendment or supplement to the Registration Statement (including any filing under Rule 462(b)), and will furnish the Representative with a copy of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, unless counsel to the Delphi Parties advises that such filing is required by law.

                  (b) Delivery of Registration Statements. The Delphi Parties have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (c) Delivery of Prospectuses. The Delphi Parties have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Delphi Parties hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Delphi Parties will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Continued Compliance with Securities Laws. Each of the Delphi Parties and Holdings will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Delphi Parties, to amend the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Delphi Parties and Holdings will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (e) Rule 158. The Delphi Parties and Holdings will make generally available to their securityholders as soon as practicable an earnings statement covering the 12-month period ending December 31, 2004, which shall in each case satisfy the last paragraph of Section 11(a) of the 1933 Act.

                  (f) Use of Proceeds. The Delphi Parties will use the net proceeds from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (g) Reporting Requirements. The Delphi Parties and Holdings, during the period when the Prospectus is required to be delivered under the 1933 Act, such period not to exceed 25 calendar days after the date of the Prospectus, will use their reasonable best efforts to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (h) Maintenance of REIT Qualification. The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a REIT under the Code subject to future economic, market, legal, and tax considerations and a determination by the board of directors of the Company (including its independent directors) that revocation of the Company's REIT status is in the best interests of the Company and its shareholders.


         SECTION 4.        Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants; (iv) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) any fees charged by securities rating services for rating the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                  (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses actually incurred by such Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, it being understood that of such termination relates to the failure of the Delphi Parties to fulfill the conditions set forth in Section 5(j) hereof, such expenses shall be limited to reasonable out of pocket expenses incurred in connection with the Underwriters' exercise of their option provided in Section 2(b) hereof.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Delphi Parties contained in Section 1 hereof or in certificates of any officer of the Company or Delphi delivered pursuant to the provisions hereof, to the performance by each such Delphi Party of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall be in effect and pending, or threatened by the Commission. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) Opinion of Counsel for the Delphi Parties. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman and Sterling, counsel for the Delphi Parties, substantially in a form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

                  (c) Opinion of Maryland Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, substantially in a form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

                  (d) Opinion of Counsel for the Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (ii) (solely as to Delphi's valid existence and good standing), (vii), (viii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (x), (xvi) (solely as to the information in the Prospectus under "Description of Delphi Properties Series A Preferred Stock") and the penultimate paragraph of Exhibit A hereto, with such exceptions and revisions as are agreed between such counsel and the Representative. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and Delphi and certificates of public officials.

                  (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Delphi, the Company and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of each of the Delphi Parties and of the chief financial or chief accounting officer of each of the Delphi Parties, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company, Delphi or Holdings, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement is in effect, pending, or, to their knowledge, contemplated by the Commission.

                  (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (g) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (h) Maintenance of Rating. At Closing Time, the Securities shall be rated at least [___] by Moody's Investor's Service and [___] by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of Delphi's securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of Delphi's securities.

                  (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Delphi Parties contained herein and the statements in any certificates furnished by the Delphi Parties hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of each of the Delphi Parties and of the chief financial or chief accounting officer of each of the Delphi Parties confirming that the certificate delivered at the Closing Time pursuant to
                  Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for the Delphi Parties. The favorable opinion of Shearman and Sterling, counsel for the Delphi Parties dated such Date of Delivery, and substantially in a form and substance reasonably satisfactory to counsel for the Underwriters, but relating to the Option Securities to be purchased on such Date of Delivery.

                  (iii) Opinion of Maryland Counsel for Company. The favorable opinion of Ballard, Spahr, Andrews & Ingersoll, LLP, Maryland counsel for the Company, dated such Date of Delivery, and substantially in a form and substance reasonably satisfactory to counsel for the Underwriters, but relating to the Option Securities to be purchased on such Date of Delivery.

                  (iv) Opinion of Counsel for Underwriters. The favorable opinion of Cleary, Gottlieb, Steen and Hamilton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(d) hereof.

                  (v) Bring-down Comfort Letter. A letter from Deloitte and Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (vi) No Downgrading. Subsequent to the date notice is given by Merrill Lynch of its exercise of the option pursuant to
                  Section 2(b), no downgrading shall have occurred in the rating accorded the Securities or of any of Delphi's securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Securities or any of Delphi's securities.

                  (k) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Delphi Parties in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

                  (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by written notice to the Delphi Parties at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
         Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters. The Delphi Parties jointly and severally agree to indemnify and hold harmless each Underwriter, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim and damage caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such losses, claims, damages, or liabilities after receipt of adequate documentation relating thereto; provided, however, that the foregoing indemnity agreement, with respect to any preliminary prospectus or Prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, or liabilities purchased securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, or liabilities, and; provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Delphi Parties by the Representative or any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Delphi Parties, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls a Delphi Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to either of the Delphi Parties by the Representative or by any such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such proceeding and employ counsel reasonably satisfactory to the indemnified person in such proceeding, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise, or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Delphi Parties on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Delphi Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Delphi Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Delphi Parties and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Delphi Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Delphi Parties or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Delphi Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or Delphi, each officer of the Company or Delphi who signed the Registration Statement, and each person, if any, who controls a Delphi Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Delphi Parties. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8.        Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time after the date of this Underwriting Agreement and prior to Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development [involving a prospective change] in national political, financial or economic conditions, or (ii) if trading in any securities of Delphi has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited by either of said exchanges or by order of the Commission or any other governmental authority,
(iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Delphi Parties.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of [______]; notices to Delphi shall be directed to it at 5725 Delphi Drive, Troy, Michigan 48098, attention of Treasurer; and notices to the Company shall be directed to it at 5725 Delphi Drive, Troy, Michigan 48098, attention of Chief Executive Officer.

         SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Delphi Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Delphi Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Delphi Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 15. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Delphi Parties in accordance with its terms.

                                         Very truly yours,


                                         DELPHI PROPERTIES, INC.



                                         By
                                             -----------------------------------
                                             Title:

                                         DELPHI CORPORATION



                                         By
                                             -----------------------------------
                                             Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED

By
   ----------------------------------------------
                Authorized Signatory

         For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                  Number of
                                                                   Initial
          Name of Underwriter                                     Securities
          -------------------                                     ----------


Merrill Lynch, Pierce, Fenner & Smith
               Incorporated .............................



                                                                ----------------
Total ...................................................
                                                                ================



                                    Sch A-1

                                   SCHEDULE B

                             DELPHI PROPERTIES, INC.
                                12,000,000 Shares
    [_]% Non-cumulative Exchangeable Perpetual Series A Preferred Securities

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[_].

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[_] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

         3. The commission to be paid to the Underwriters for their commitments hereunder shall be $[_] per share; provided that the commission payable for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be increased by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

         4. The dividend rate on the Securities is [ ]% per annum.


                                    Sch B-1